EXHIBIT 24.4


                  CONSENT OF ARTHUR ANDERSEN & CO.


      As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.









ARTHUR ANDERSEN & CO.
Fort Worth, Texas
February 23, 1994